AMENDMENT NO. 39 TO MANAGEMENT AGREEMENT

This Amendment No. 39 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007, April 30, 2007, October 31, 2007, November 1, 2007, February 1, 2008, April 28, 2008, August 8, 2008, September 2, 2008, May 1, 2009, April 30, 2010, April 18, 2011, May 1, 2011, and April 30, 2012 (the “Agreement”), by and between Met Investors Series Trust (the “Trust”) and Met Investors Advisory Corp. (a predecessor to MetLife Advisers, LLC) (the “Adviser”), is entered into effective the 17th day of April, 2013.

WHEREAS the Agreement provides for the Adviser to provide certain services to the Trust for which the Adviser is to receive agreed upon fees; and

WHEREAS the Adviser and the Trust desire to make certain changes to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Adviser and the Trust hereby agree that the Agreement is amended as follows:

1.	Schedule A of the Agreement hereby is amended to add the following additional Portfolio:

Portfolio	Percentage of average daily net assets

Pyramis® Managed Risk Portfolio	0.80%; provided, however, that if the Portfolio invests its assets primarily in shares of registered investment companies offered by Fidelity Investments rather than directly in investment securities, then the fee payable to MetLife Advisers, LLC shall be 0.45%

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 17th day of April 2013.

MET INVESTORS SERIES TRUST		METLIFE ADVISERS, LLC

By:	/s/ Elizabeth M. Forget	By:	/s/ Jeffrey L. Bernier
	Name: Elizabeth M. Forget		Name: Jeffrey L. Bernier
	Title: President and Trustee		Title: Senior Vice President

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